EXHIBIT 99.1

Press Release

For More Information Contact:

John H. Howland
President & Chief Operating Officer
Stephen V. Ciancarelli
Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp Is Considering Strategic Alternatives

New Haven, Connecticut, January 23, 2009 -- Southern Connecticut Bancorp, Inc. (the "Company") (AMEX:SSE), the parent company of The Bank of Southern Connecticut, reported today that it has been and continues to consider strategic alternatives available to the Company to enhance shareholder value.

John H. Howland, President and Chief Operating Officer, stated that, "The Board of Directors recognizes that its responsibility, among other things, is to take actions to enhance shareholder value. As such, we are evaluating a number of alternatives to achieve greater shareholder value.”

Mr. Lawrence B. Seidman, in an amendment to his Schedule 13D filed with the SEC on January 20, 2009, made public a letter he had sent to a Board member of the Company in which he claimed that the Company’s Board had approved a sale of the Company.  The Company from time to time receives indications of interest from potential buyers.  The Board of Directors, consistent with its fiduciary duties and its responsibility to enhance shareholder value, at times agrees to explore and evaluate proposals to acquire the Company.  At this time, the Board has not approved the sale of the Company.

The Company does not undertake an obligation to update this disclosure and does not expect to disclose subsequent developments with respect to the exploration of strategic alternatives unless it is otherwise required to do so by applicable law or listing requirements, or the Board makes a judgment that such disclosure is in the best interests of its shareholders or other constituencies.  The Company reaffirms its policy not to comment on rumors.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located in the greater New Haven area.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut, headquartered in New Haven Connecticut. The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products. The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.  Southern Connecticut Bancorp, Inc. also operates a mortgage brokerage business called Evergreen Financial Services through its wholly owned subsidiary, SCB Capital, Inc.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.